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Exhibit 99.1                                           [MATRIA HEALTHCARE LOGO]

                                                        Contact:
                                                        Stephen M. Mengert
                                                        Chief Financial Officer
                                                        770/767-4500

                  MATRIA HEALTHCARE ANNOUNCES OUTLOOK FOR 2005
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         COMPANY FORECASTS 61% GROWTH IN EPS FROM CONTINUING OPERATIONS

MARIETTA, GA, DECEMBER 16, 2004 -- Matria Healthcare, Inc. (NASDAQ/NM: MATR) announced today its outlook for the year 2005. Matria anticipates that its 2005 growth in revenues and profits will be generated primarily from the Company's Health Enhancement segment, and in particular, through its disease management business. As in previous years, the Company is providing a range of estimates for 2005 revenues and earnings to account for the variations in revenues and earnings principally attributable to potential new awards of business and the actual timing of implementation and participant enrollment in new disease management accounts.

OUTLOOK RANGE FOR 2005

At the low end of the range, Matria is forecasting a 61% growth in 2005 EPS from continuing operations and 15% growth in revenues. The Company's range in its 2005 guidance from continuing operations is as follows:

        Low End Estimates
        Revenues (in millions)                       $335 million
        Earnings per diluted share                   $1.55

        High End Estimates
        Revenues (in millions)                       $340 million
        Earnings per diluted share                   $1.70

         The Company's earnings per share guidance takes into account the dilution from the Company's Convertible Senior Subordinated Notes based on the new requirements issued by the FASB regarding the treatment of contingently convertible debt instruments.

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MATR Announces Outlook for 2005
December 16, 2004
Page 6

Under this FASB requirement, Matria shares issuable upon conversion of the notes must be included in earnings per share computations effective for reporting periods ending after December 15, 2004. The Company's forecasted fourth quarter of 2004 earnings per share from continuing operations of $0.32 to $0.34 reflects the effects of this change. As a result, the Company's 2004 third quarter earnings per share from continuing operations will be $0.35 instead of $0.39. Earnings per share from continuing operations for the second and first quarters of 2004, were $0.26 and $0.03, respectively. The following table illustrates the effects of the new FASB requirement on the Company's 2004 full year EPS forecast and 2005 EPS guidance:

                                FORECASTED 2004              2005 GUIDANCE           PERCENTAGE INCREASE
                             --------------------         ------------------         -------------------
                              LOW           HIGH           LOW         HIGH           LOW           HIGH
                              END            END           END          END           END            END
                             -----          -----         -----        -----          ---           ----
EPS from continuing          $1.02          $1.04         $1.73        $1.92          70%           85%
operations before
effects of accounting
change

EPS from continuing          $0.96          $0.98         $1.55        $1.70          61%           73%
operations after effects
of accounting change

         The low end of the Company's 2005 estimates includes the following assumptions: the previously announced disease management accounts, for which the Company has received vendor notification, are implemented as scheduled during the first and second quarters of 2005, plus certain other disease management accounts in the Company's pipeline are awarded and implemented during the year and generate revenues of at least $3 million; 4% revenue growth from Facet Technologies, the Company's product design, development and assembly subsidiary; Matria's foreign diabetes service operations based in Germany produce approximately 17% revenue growth; and the Women's and Children's Health segment's revenues are level with 2004.

         The Company's high end estimates for 2005 are based on the following additions to the low end projections: additional disease management accounts currently in the Company's pipeline are awarded, implemented, and generate $2 million of incremental revenues in 2005; new product initiatives at Facet Technologies result in $1 million of incremental revenues; and the Women's and Children's Health segment generates $2 million of incremental revenues from potential opportunities with state Medicaid programs.


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MATR Announces Outlook for 2005
December 16, 2004
Page 7

         On June 30, 2004, the Company divested its Pharmacy and Supplies subsidiary and retained accounts receivable and certain other assets. This business has been treated as a discontinued operation in accordance with generally accepted accounting principles (GAAP). Subsequent to the divestiture, the costs associated with the collection of accounts receivable are included in discontinued operations. The effects of discontinued operations are a $0.05 reduction in earnings per share in the Company's forecasted 2004 EPS.

         Matria reports to its shareholders through two business segments -- Health Enhancement and Women's and Children's Health. The Health Enhancement segment includes the Company's disease management business, the foreign diabetes service operations, and Facet Technologies. The Women's and Children's Health segment includes the Company's obstetrical disease management, case management and clinical services operations.

HEALTH ENHANCEMENT SEGMENT

         The Company's 2005 expectations for the Health Enhancement segment are based on strategies, opportunities and market conditions that are specific to each of the operations reported in this segment.

Disease Management

         The disease management component of the Health Enhancement segment is forecasted to produce 53% growth in 2005 revenues as part of the Company's low end guidance.

         The Company believes many large and mid-tier employers are recognizing that disease management currently is the best solution for controlling their rising self-insured medical costs. In addition, to ensure consistency of services and outcomes, employers with multiple health plans are increasingly "carving out" disease management programs and outsourcing that function to one independent disease management partner.

         The Company is optimistic that the demand for disease management programs will increase during the year as the self-insured employers begin to quantify the added productivity impact that disease management can have on their organization. In addition to reducing the employer's healthcare costs by enhancing the health of their employees with chronic diseases, as a bi-product of implementing comprehensive disease management programs, these employers will also realize significant productivity


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MATR Announces Outlook for 2005
December 16, 2004
Page 8

improvements in the form of reduced absenteeism and presenteeism. Also adding to the Company's optimism is the fact that many employers are beginning to see the very positive outcomes being produced for employers who have already implemented disease management programs with Matria.

         During 2004, the Company announced that it was awarded 20 new disease management accounts. These previously announced new disease management accounts included 14 self-insured employers, two state government employers, three health plans and one-third party administrator. The Company's sales pipeline continues to expand and the Company expects an even greater number of new disease management business awards during 2005. The pipeline not only consists of employers, health plans and third party administrators, but also includes bio-pharma companies that are looking to disease management programs as a significant tool to improve the medical outcomes of patients utilizing certain complex pharmaceuticals.

         The Company also reported that, in the near future, it expects to announce additional new business awards from its disease management sales pipeline.

Facet Technologies

         From its current book of business, Facet Technologies is forecasted to produce a 4% growth in 2005 revenues. In 2005, Facet Technologies plans to introduce certain new technologies in blood sampling and lancet delivery systems. Depending on the timing of the new product introductions, its revenues may show a slight increase above forecasted levels.

Foreign Diabetes Operations

         The Company's forecasted 17% growth in revenues from its German diabetes supplies and service business is based on historical trends. There are possible opportunities developing in Germany and other European countries for disease management programs. Matria will be investigating these potential opportunities and, as appropriate, will develop expansion strategies.

WOMEN'S AND CHILDREN'S HEALTH

         Women's and Children's Health is expected to finish 2004 with a good fourth quarter. The Company believes this segment has stabilized. The forecasted stabilization in revenues from this segment in 2005 is founded on the recent improvement in patient census, a revitalized sales approach and the potential opportunities from state Medicaid


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MATR Announces Outlook for 2005
December 16, 2004
Page 9

programs. During 2004, Women's and Children's Health added the Medicaid programs in the states of Georgia and Illinois to its list of state programs authorizing payment for its most profitable service. During 2005, the Company expects Women's and Children's Health to add additional state Medicaid programs into this category.

FIRST QUARTER 2005

         The Company estimates that revenues for the first quarter will be between $77 million and $79 million and expects earnings per diluted share from continuing operations to be between $0.30 and $0.32.

         The key assumption in the first quarter guidance is that the disease management accounts forecasted to be implemented prior to the close of first quarter of 2005 will not experience any slippage in schedule. Women's and Children's Health revenues are generally the lowest for the year during the first quarter due to seasonality, and this factor is taken into consideration in the Company's first quarter forecast. The other divisions' revenue and earnings forecasts generally have less risk for seasonality disruption.

CONFERENCE CALL

         The Company will host a conference call to discuss this press release and the outlook on 2005 on Friday, December 17, 2004 at 10:30 a.m. Eastern Standard time. A listen only simulcast, followed by a 30-day replay, of the conference call will be available online at www.matria.com and www.fulldisclosure.com on December 17, 2004, beginning at 10:30 a.m. Eastern Standard time.

ABOUT MATRIA HEALTHCARE

         Matria Healthcare is a leading provider of comprehensive disease management programs to health plans and employers. Matria manages the following major chronic diseases and episodic conditions - diabetes, cardiovascular diseases, respiratory diseases, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at www.matria.com


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MATR Announces Outlook for 2005
December 16, 2004
Page 10

SAFE HARBOR STATEMENT

         This press release contains forward-looking statements. Such statements include but are not limited to the Company's and its various business units' financial expectations for the fiscal year 2004, first quarter of 2005 and fiscal year 2005, the continued success of the Company's growth strategy for its disease management business, the continued demand for the Company's disease management programs, the ability of the Company to convert awards of business into implemented contracts, the timing of contracts implementation and patient enrollment, the profitability of the Company's disease management business contracts, the ability of the Company to convert its sales pipeline into implemented contracts, the continuation of the trend for employers to carve out disease management programs, the ability of the Company's disease management programs to reduce healthcare costs and improve employee productivity and the effect of those outcomes on the demand for the Company's disease management services, the continued increase in demand for disease management programs in support of complex pharmaceuticals, the stabilization of revenues and prospects for growth in the Women's and Children's Health division, the impact of Women's and Children's Health sales initiatives on generating growth, the ability of the Company to gain business from the Medicaid sector of the Women's and Children's Health market, new technology developments in the Facet Technologies business and the growth in that business, the potential for disease management programs in Germany and other European countries and their impact on the growth of the Company's foreign diabetes operations. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations in 2004, the first quarter of 2005 and fiscal year 2005, the possibility that continued demand for the Company's disease management programs will diminish or not continue to grow, failure to produce expected savings and outcomes in the Company's disease management business, failure to convert awards of business into implemented contracts, delays or problems in implementation of new disease management contracts, failure to achieve revenue expectations for the Company's newly awarded business, failure to sign additional disease management contracts, decreased trend in employers carving out disease management programs, higher than expected costs of providing disease management services, failure to capitalize on strategic opportunities in the disease management market in Europe, failure to expand relationships with pharmaceutical companies or to generate revenues from such alliances, technology failures, inability of the Women's and Children's Health segment to generate growth from its state Medicaid and sales initiatives, failure to generate additional business from new product initiatives in the Facet Technologies business, increased pricing pressures on the Company's foreign diabetes operations, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and Annual report on Form 10-K for the year ended December 31, 2003. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's


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MATR Announces Outlook for 2005
December 16, 2004
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disclosure obligations in filings it make with the Securities and Exchange
Commission under the federal securities laws.